Filed Pursuant to Rule 424(b)(2)
Prospectus Supplement to the Prospectus dated August 20, 2014	Registration Statement No. 333-188984

The Bank of Nova Scotia

__________________________

U.S.$1,100,000,000 1.850% Covered Bonds Due April 14, 2020

unconditionally and irrevocably guaranteed as to payments of interest and principal by

Scotiabank Covered Bond Guarantor Limited Partnership

__________________________

We will pay interest on the 1.850% covered bonds due April 14, 2020 semi-annually on April 14 and October 14 of each year. We will make the first interest payment on the covered bonds on October 14, 2015. The covered bonds will mature on April 14, 2020. The covered bonds will constitute deposits for purposes of the Bank Act (Canada) and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of The Bank of Nova Scotia (the "Bank") and will rank pari passu with all deposit liabilities of the Bank without any preference among themselves and (save for any applicable statutory provisions) at least equally with all other present and future unsecured and unsubordinated obligations of the Bank, from time to time outstanding. The covered bonds will not be deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or under any other governmental insurance scheme of any country. The covered bonds are unconditionally and irrevocably guaranteed as to payments by Scotiabank Covered Bond Guarantor Limited Partnership as described in the prospectus. We will issue each covered bond in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Other than as set forth under “Terms and Conditions of the Covered Bonds—Redemption for taxation reasons” and “Terms and Conditions of the Covered Bonds—Redemption due to illegality or invalidity” in the prospectus, we may not redeem the covered bonds prior to their maturity. There is no sinking fund for the covered bonds.

Investing in the covered bonds involves a number of risks. See “Risk Factors” beginning on page 22 of the accompanying prospectus dated August 20, 2014.

	Per $1,000 Covered Bond	Total

Public offering price (1)	U.S.$999.48	U.S.$1,099,428,000

Underwriting commissions	U.S.$3.50	U.S.$3,850,000

Proceeds, before expenses, to The Bank of Nova Scotia	U.S.$995.98	U.S.$1,095,578,000

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(1)	The price to the public also will include interest accrued on the covered bonds after April 14, 2015, if any.

We will deliver the covered bonds in book-entry form through the facilities of The Depository Trust Company (including through its indirect participants CDS Clearing and Depository Services, Inc., Euroclear and Clearstream, Luxembourg) on or about April 14, 2015 against payment in immediately available funds.

This prospectus supplement may be used by certain of our affiliates in connection with offers and sales of the covered bonds in market-making transactions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The covered bonds described herein will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation.

THE COVERED BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY CANADA MORTGAGE AND HOUSING CORPORATION (“CMHC”) NOR HAS CMHC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. THE COVERED BONDS ARE NEITHER INSURED NOR GUARANTEED BY CMHC OR THE GOVERNMENT OF CANADA OR ANY OTHER AGENCY THEREOF.

Program Arrangers

Barclays	Scotiabank

Joint Lead Managers

Citigroup	Scotiabank	Barclays	BofA Merrill Lynch	UBS Investment Bank

Co-Managers

HSBC	Morgan Stanley	Deutsche Bank Securities	Goldman, Sachs & Co.	J.P. Morgan	Credit Suisse	Wells Fargo Securities

Prospectus Supplement dated April 7, 2015

WHERE YOU CAN FIND MORE INFORMATION

Additional information with respect to the Bank, the Guarantor, the Portfolio and certain other matters, together with copies of each of the Transaction Documents and the Investor Reports filed by the Bank from time to time, is also available on the Bank’s website at http://www.scotiabank.com/ca/en/0,,7073,00.html and through CMHC’s covered bond registry at http://www.cmhc-schl.gc.ca/coveredbonds. Information on or accessible through the Bank’s website or CMHC’s covered bond registry does not form part of this prospectus and should not be relied upon. All Internet references in this prospectus supplement and the accompanying prospectus are inactive textual references and the Bank does not incorporate website contents into this prospectus supplement and the accompanying prospectus.

SUMMARY

This section is meant as a summary and should be read in conjunction with the accompanying prospectus to help you understand the covered bonds. This prospectus supplement, together with the accompanying prospectus, contains the terms of the covered bonds and supersedes all prior or contemporaneous oral statements as well as any other written materials relating to the covered bonds, including indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials. In the event of any inconsistency or conflict between the terms set forth in this prospectus supplement and the accompanying prospectus, the terms contained in this prospectus supplement will control.

An investment in the covered bonds entails significant risks relating to the covered bonds that are not associated with similar investments in a conventional debt security, including those described below.  You should carefully consider, among other things, the matters set forth under “Risk Factors” beginning on page 22 of the accompanying prospectus.  Before investing in the covered bonds, we urge you to consult your investment, legal, tax, accounting and other advisors.

In this prospectus supplement, unless the context otherwise indicates, the “Bank” means The Bank of Nova Scotia and “Guarantor” means Scotiabank Covered Bond Guarantor Limited Partnership, and “we,” “us” or “our” means the Bank and Guarantor collectively. In this prospectus supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise.

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Bank:	The Bank of Nova Scotia
Guarantor:	Scotiabank Covered Bond Guarantor Limited Partnership
U.S. Registrar, Paying Agent, Transfer Agent and Exchange Agent:	The Bank of Nova Scotia - New York Agency, acting through its office located at 250 Vesey Street, New York, New York 10281
Specified Currency:	U.S. dollars (“U.S.$”)
(Condition 1.10)
Aggregate Principal Amount:	U.S.$ 1,100,000,000
Series:	CBL7
Issue Price:	99.948% of the Aggregate Principal Amount
Specified Denominations:	U.S.$1,000
(Condition 1.08 or 1.09)
Calculation Amount:	U.S.$1,000
Issue Date:	April 14, 2015
Interest Commencement Date:	April 14, 2015
Final Maturity Date:	April 14, 2020
Extended Due for Payment Date:	April 14, 2021
Interest Rate Basis:

1.850% Fixed Rate payable semi-annually in arrears from and including the Interest Commencement Date to but excluding the Final Maturity Date

If applicable, 1-month USD LIBOR +49.875 bps per annum Floating Rate payable monthly in arrears and subject to adjustment from and including the Final Maturity Date to but excluding the Extended Due for Payment Date

Redemption/Payment Basis:	Redemption at par
Outstanding Series of Covered Bonds under the Program:

CBL1 (EUR1,000,000,000 1.000% Covered Bonds due April 2, 2019);

CBL2 (U.S.$1,500,000,000 2.125% Covered Bonds due September 11, 2019);

CBL3 (EUR1,500,000,000 0.750% Covered Bonds due September 17, 2021);

CBL4 (EUR1,250,000,000 0.250% Covered Bonds due November 2, 2017);

CBL5 (GBP550,000,000 Floating Rate Covered Bonds due November 2, 2017);

CBL6 (AUD600,000,000 Floating Rate Covered Bonds due January 21, 2020)

The Portfolio:

The assets in the “Portfolio” consist primarily of first lien Canadian residential mortgage loans and their related security interest in residential property, cash and in some cases certain Substitute Assets up to a certain threshold amount. As required by the CMHC Guide, the Portfolio does not include any Loans that are insured by a Prohibited Insurer. See “Summary of the Principal Documents—Mortgage Sale Agreement” in the prospectus and Annex A and Annex B of this prospectus supplement. As of the date of this prospectus supplement, the Guarantor does not own any Substitute Assets

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Status of the Covered Bonds:	The covered bonds will constitute deposit liabilities of the Bank for purposes of the Bank Act, however the covered bonds will not be insured under the Canada Deposit Insurance Corporation Act (Canada), and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of the Bank and rank pari passu with all deposit liabilities of the Bank without any preference among themselves and at least pari passu with all other unsubordinated and unsecured obligations of the Bank, present and future, except as prescribed by law
Status of the Guarantee:	Secured with recourse to certain assets of the Guarantor, including the Portfolio and any Excess Proceeds
Regulatory Maximum for Covered Bond Issuances:	Upon the issuance of the covered bonds, the Bank will have issued and have outstanding covered bonds which represent 2.24% of the OSFI Total Assets of the Bank as of the date hereof. The aggregate outstanding principal balance of all covered bonds issued by the Bank at any time is subject to a maximum of 4% of the OSFI Total Assets of the Bank
Asset Percentage:	As of the date of this prospectus supplement, the Asset Percentage is 93.50%. The current maximum Asset Percentage is 95.00%
Branch of Account:	The main branch of the Bank in Toronto (located at its executive offices) will take the deposits evidenced by the covered bonds but without prejudice to the provisions of Condition 9 (Events of Default, Acceleration and Enforcement).
Servicer Replacement Ratings:	The Servicer represents and warrants to the Seller, the Cash Manager, the Bond Trustee and the Guarantor that the unsecured, unsubordinated and unguaranteed debt obligations (or in the case of Fitch, the issuer default ratings) of the Servicer are rated by each of the Rating Agencies at ratings that are at or above the threshold ratings of (i) Baa2 (in respect of Moody’s), (ii) F2 (in respect of Fitch), and (iii) either BBB (low) or R-1 (middle) (in respect of DBRS) (the “Servicer Replacement Ratings”). The foregoing definition of “Servicer Replacement Ratings” supersedes and replaces in its entirety the definition of “Servicer Replacement Ratings” found on page 143 of the accompanying Prospectus.
PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
Fixed Rate Covered Bond Provisions (Condition 5.12)	Applicable
Rate of Interest:	1.850% per annum payable semi-annually in arrears
Interest Payment Date:	April 14 and October 14 in each year up to and including the Final Maturity Date
Fixed Coupon Amount:	U.S.$9.25 per Calculation Amount
Broken Amount(s):	Not Applicable
Day Count Basis:	30/360
Other terms relating to the method of calculating interest for fixed rate covered bonds:	Not Applicable

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Business Day Convention:	Following Business Day Convention (unadjusted)
Business Day(s):	New York and Toronto
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PROVISIONS RELATING TO EXTENDED DUE FOR PAYMENT DATE, IF APPLICABLE
Floating Rate Covered Bond Provisions (Condition 5.12)	If applicable, from and including the Final Maturity Date to but excluding the Extended Due for Payment Date
Interest Period(s):	The period from and including each Specified Interest Payment Date, to but excluding the following Specified Interest Payment Date with the first such period being the period from and including the Final Maturity Date to but excluding the first Specified Interest Payment Date
Specified Interest Payment Dates:	If applicable, after the Final Maturity Date, the 14th day of each month
Calculation Agent:	The Bank, acting through its office located at 201 Bishopsgate, London EC2M 3NS
Business Day Convention:	Modified Following Business Day Convention (adjusted)
Business Day(s):	New York and Toronto
Manner in which the Rate of Interest is to be determined:	Screen Rate Determination
Reference Rate:	1 month USD LIBOR
Interest Determination Date(s):	Second London Business Day prior to the start of each Interest Period
Relevant Screen Page:	Reuters Screen Page LIBOR01
Relevant Time:	11:00 A.M. (London time)
Reference Banks:	Has the meaning given in the ISDA Definitions
Day Count Basis:	Actual/360
Margin(s):	+49.875 bps per annum
Maximum Rate of Interest:	60% per annum
PROVISIONS RELATING TO REDEMPTION
Early Redemption Amount:	U.S.$1,000 per Calculation Amount
GENERAL PROVISIONS APPLICABLE TO THE COVERED BONDS
Covered Bond Swap Rate:	1-month CAD-BA-CDOR plus 0.44 per cent
DISTRIBUTION
Dealers:	Citigroup Global Markets Inc., Scotia Capital (USA) Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC
Additional selling restrictions:	See under “Supplemental Plan of Distribution” in this prospectus supplement
CUSIP:	06416CAB4
ISIN:	US06416CAB46
Common Code:	121844591
Listing:	The covered bonds will not be listed on any securities exchange
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DESCRIPTION OF THE COVERED BONDS

In addition to the terms described in the “Summary” section above, the following general terms will apply to the covered bonds.

General

The covered bonds will constitute deposits for purposes of the Bank Act (Canada) and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of the Bank and will rank pari passu with all deposit liabilities of the Bank without any preference among themselves and (save for any applicable statutory provisions) at least equally with all other present and future unsecured and unsubordinated obligations of the Bank, from time to time outstanding. The covered bonds will not be deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or under any other governmental insurance scheme of any country.

The aggregate principal amount of the covered bonds is U.S.$1,100,000,000. The covered bonds are issued in denominations of U.S.$1,000, and integral multiples of U.S.$1,000 in excess thereof. The covered bonds may only be transferred in amounts of U.S.$1,000 and increments of U.S.$1,000 thereafter.

We will pay interest on the covered bonds semi-annually on April 14 and October 14 of each year. We will make the first interest payment on the covered bonds on October 14, 2015.

Guarantee

Pursuant to the covered bond guarantee (the “Covered Bond Guarantee”), the Guarantor has irrevocably and unconditionally guaranteed the due and punctual payment of the Guaranteed Amounts on the covered bonds in accordance with the Trust Deed.

Currency

The covered bonds are denominated, and amounts due on the covered bonds will be paid, in U.S. dollars (“U.S.$”).

Form of the Covered Bonds

The covered bonds will be issued only in the form of a global covered bond held by The Depository Trust Company. See “Ownership and Book-Entry” in the accompanying prospectus.

No Listing

The covered bonds will not be listed on any securities exchange.

Please note that the information about the issuance, Issue Date, Issue Price, commissions and net proceeds to the Bank relates only to the initial issuance and sale of your covered bonds. If you have purchased your covered bonds in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

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Final Maturity Date

The Final Maturity Date is or will be April 14, 2020. The Final Maturity Date may be postponed under the Extended Due for Payment Date as further described in Condition 6 (Redemption and Purchase) under the “Terms and Conditions of the Covered Bonds” in the accompanying prospectus.

Manner of Payment and Delivery

Any payment on the covered bonds at maturity or otherwise will be made to accounts designated by you and approved by us, or at the office of the Bond Trustee. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Terms Incorporated in the Global Covered Bond

All of the terms appearing above under “Summary” and the terms appearing in the first four paragraphs under the caption “—Payment of Additional Amounts” in this prospectus supplement, together with the Terms and Conditions of the Covered Bonds attached as Schedule 1 of the Trust Deed will be endorsed on the global covered bond that represent the covered bonds and is held by The Depository Trust Company. See “Terms and Conditions” in the accompanying prospectus.

DESCRIPTION OF THE COVERED BOND GUARANTEE

As described in the accompanying prospectus at pages 117-118, the Covered Bond Guarantee is secured by the pledge of certain assets of the Guarantor, which include the Portfolio and any Excess Proceeds, to the Bond Trustee under the Security Agreement. Statistical information about the Portfolio as of January 29, 2015 is set forth in Annex A. Historical performance about the Portfolio as of January 29, 2015 is set forth in Annex B.

SWAP PROVIDERS

Interest Rate Swap Provider

The Bank, subject to replacement in accordance with the terms of the Interest Rate Swap Agreement.

Covered Bond Swap Provider

The Bank, subject to replacement in accordance with the terms of the Covered Bond Swap Agreement.

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SUPPLEMENTAL PLAN OF DISTRIBUTION

The Bank expects to agree to sell to the Dealers, and the Dealers severally and not jointly expect to agree to purchase from the Bank, the principal amount of the covered bonds specified, at the price specified, on the cover page of this prospectus supplement. The Dealers intend to resell each covered bond they purchase at the price to the public set forth on the cover page of this prospectus supplement. In the future, the Dealers or one of their affiliates, may repurchase and resell the covered bonds in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the underwriting agreement and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Dealer	Principal Amount
Citigroup Global Markets Inc.	U.S.$220,000,000
Scotia Capital (USA) Inc.	U.S.$220,000,000
Barclays Capital Inc.	U.S.$143,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	U.S.$121,000,000
UBS Securities LLC	U.S.$121,000,000
HSBC Securities (USA) Inc.	U.S.$66,000,000
Morgan Stanley & Co. LLC	U.S.$66,000,000
Deutsche Bank Securities Inc.	U.S.$33,000,000
Goldman, Sachs & Co.	U.S.$33,000,000
J.P. Morgan Securities plc	U.S.$33,000,000
Credit Suisse Securities (USA) LLC	U.S.$22,000,000
Wells Fargo Securities, LLC	U.S.$22,000,000

The Dealers have advised the Bank that the Dealers propose initially to offer the covered bonds to the public at the public offering price on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a commission not in excess of 0.200% of the principal amount of the covered bonds. The Dealers may allow, and those dealers may reallow to other dealers, a commission not in excess of 0.125% of the principal amount.

After the initial public offering of the covered bonds is completed, the public offering price and commissions may be changed by the Dealers.

In connection with the sale of the covered bonds, the Dealers may engage in:

•	over-allotments, in which Dealers selling the covered bonds sell more covered bonds than the Bank actually sold to the Dealers, creating a Dealer short position;

•	stabilizing transactions, in which purchases and sales of the covered bonds may be made by the Dealers at prices that do not exceed a specified maximum in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934; and

•	Dealer covering transactions, in which Dealers purchase the covered bonds in the open market after the distribution has been completed in order to cover Dealer short positions.

These stabilizing transactions and Dealer covering transactions may cause the price of the covered bonds to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

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The Dealers and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, the Dealers and/or their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, trust or investment management transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation.

We will deliver the covered bonds against payment therefor in New York, New York on April 14, 2015 which is the fifth scheduled business day after the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade covered bonds on any date prior to three business days before delivery will be required, by virtue of the fact that the covered bonds will initially settle in five business days (T + 5), to specify alternative settlement arrangements to prevent a failed settlement.

Selling Restrictions

General

Other than in the United States, no action has been or will be taken in any country or jurisdiction by the Bank, the Guarantor, the Dealers or the Bond Trustee that would permit a public offering of the covered bonds, or possession or distribution of any offering material in relation thereto, in such country or jurisdiction where action for that purpose is required and such action has not been taken. The Underwriting Agreement provides that each Dealer will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the covered bonds or has in its possession or distributes offering material.

United Kingdom

Each Dealer has represented and agreed and each further Dealer appointed under the Program will be required to represent and agree that:

(a) in relation to any Covered Bonds which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Covered Bonds other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of such Covered Bonds would otherwise constitute a contravention of Section 19 of the FSMA 2000 by the Bank;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA 2000) received by it in connection with the issue or sale of any Covered Bonds in circumstances in which Section 21(1) of the FSMA 2000 does not apply to the Guarantor or, in the case of the Bank would not, if it was not an authorized person, apply to the Bank; and

(c) it has complied and will comply with all applicable provisions of the FSMA 2000 with respect to anything done by it in relation to any Covered Bonds in, from or otherwise involving the United Kingdom.

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European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Dealer has represented and agreed, and each further Dealer appointed under the Program will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Covered Bonds which are the subject of the offering contemplated by this prospectus supplement as completed by the Final Terms Document or Pricing Supplement in relation thereto to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Covered Bonds to the public in that Relevant Member State:

(a) Authorized institutions: at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) Fewer than 100 offerees: at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Bank for any such offer; or

(c) Other Exempt offers: at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Covered Bonds referred to in (a) to (c) above shall require the Bank or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression “offer of Covered Bonds to the public” in relation to any Covered Bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Covered Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Covered Bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, and the expression 2010 Amending Directive means Directive 2010/73/EU.

Canada

Covered Bonds may only be offered, sold or distributed by the Dealers on such basis and in such provinces of Canada as, in each case, are agreed with the Issuer and in compliance with any applicable securities laws of Canada or any province, to the extent applicable.

Hong Kong

Each Dealer has represented and agreed that:

(a) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Covered Bonds other than (i) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

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(b) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Covered Bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Covered Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The Covered Bonds have not been and will not be registered under the Financial Instruments and Exchange Act (Law No. 25 of 1948, as amended: the FIEA) and each Dealer has represented and agreed, and each further Dealer appointed under the Program will be required to represent and agree, that it will not offer or sell any Covered Bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore, and the Covered Bonds will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the Securities and Futures Act). Accordingly, the Covered Bonds may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this prospectus supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any Covered Bonds be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

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Where the Covered Bonds are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor;

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Covered Bonds pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i) to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii) where no consideration is or will be given for the transfer; or

(iii) where the transfer is by operation of law; or

(iv) pursuant to Section 276(7) of the Securities and Futures Act or Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

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THE BANK’S CANADIAN RESIDENTIAL MORTGAGE PORTFOLIO

As at October 31, 2014 the Bank’s Canadian residential mortgage loans portfolio totaled $168.1 billion and consisted of approximately 924,793 loans. The Bank’s uninsured residential mortgage loans portfolio (the “conventional mortgage portfolio”) totaled $80.3 billion and consisted of approximately 452,176 loans as at October 31, 2014. For the years ended December 31, 2009, 2010, 2011, 2012, 2013 and 2014, the conventional mortgage portfolio’s percentage of non-performing loans (more than 90 days past due) was 0.03%, 0.04%, 0.02%, 0.03%, 0.03% and 0.02% and its percentage of delinquent loans (more than 30 days past due) was 0.23%, 0.27%, 0.21%, 0.19%, 0.21% and 0.13% respectively. For a description of the Bank’s loan classifications see Note 3 to the Bank’s consolidated financial statements included in its 2014 Annual Report.

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THE PORTFOLIO

The statistical and other information contained herein has been compiled by reference to the Loans in the Portfolio securing the covered bonds as of February 26, 2015 (the “cut-off date”). The noon exchange rate of Canadian dollars into U.S. dollars on the cut-off date was CDN$1 = U.S.$0.7996. Columns stating percentage amounts may not add to 100% due to rounding.

The Loans in the Portfolio are selected on the basis of the seller's Eligibility Criteria set forth in the Mortgage Sale Agreement. The material aspects of such Eligibility Criteria are described under “Summary of the Principal Documents—Mortgage Sale Agreement—Eligibility Criteria” in the accompanying prospectus. As of the cut-off date, all Loans in the Portfolio complied with the Eligibility Criteria. One significant indicator of borrower credit quality is arrears and losses. The information presented below under “Loss Information” reflects the arrears and losses experience of the Portfolio as at the dates indicated. Any material change to the Eligibility Criteria, which could lead to arrears and losses deviating from the historical experience presented in the table under “Loss Information,” will be reported by the Guarantor on periodic reports filed with the SEC on Form 10-D. It is not expected that the characteristics of the Portfolio as of the closing date will differ materially from the characteristics of the Portfolio as of the cut-off date.

The Portfolio was drawn up as at the cut-off date and comprised 96,580 Loans having an aggregate current balance of $16,419,369,634 as at that date. The Bank originated the Loans in the Portfolio between January 2005 and January 2015.

77,262 Loans in the Portfolio (or 79.66% of the aggregate current balance of the Loans as of the cut-off date) were fixed rate Loans. The remaining 19,318 Loans in the Portfolio (or 20.34% of the aggregate current balance of the Loans as of the cut-off date) were standard variable rate Loans, as described below.

In the prior three years, there have been no repurchases or replacement of Loans in the Portfolio as a result of breaches of representations or warranties and no demands for repurchase or replacement of any Loan.

No Loan in the Portfolio failed to meet the Bank’s Lending Criteria.

The Bank most recently filed a Form ABS-15G on February 13, 2015. The Bank’s Central Index Key is 0000009631.

As of the cut-off date, the Bank's standard five-year variable rate for existing and new borrowers was 3.65% (rate for “open” loans) and 2.85% (rate for “closed” loans) per annum.

Review of the Portfolio

The Bank has performed a review of the Loans in the Portfolio and a review of the disclosure regarding the Loans in this prospectus supplement and the accompanying prospectus required by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Bank with reasonable assurance that the Rule 193 Information is accurate in all material respects.

S-15

One aspect of the review consisted of a comparison of the statistical information contained in Annex A and Annex B hereto to statistical information relating to all of the Loans in the Portfolio contained in the Bank’s data files. The data files are electronic records maintained by the Bank. For this comparison, the data files from the Bank’s loan servicing system, including relevant data elements, were extracted from the Bank’s information repository system. No material exceptions were found between the statistical information contained in Annex A and Annex B and the data files extracted from the Bank’s system.

A second aspect of the review consisted of a sampling of physical loan files. In accordance with CMHC requirements, in January 2014, a third party at the request of the Bank completed a comparison of certain Loan characteristics as required by the CMHC Guide, such as amount financed, current balance, location of the property and property valuation, in a sampling of 652 randomly selected Loan files, to the applicable information in the data files. No material exceptions were found between the Loan files and the data extracted from the Bank’s system.

The Bank has developed procedures for monitoring and managing the Loans in its Covered Bond Portfolio. For example, on a periodic basis, the Bank performs a review of the Loans in its Covered Bond Portfolio to ensure such Loans continue to be Eligible Loans. As a result of a review, a selection of Loans may be sold by the Guarantor to the Bank, including Loans that have ceased to be Eligible Loans or Loans that are at least 90 days past due or subject to foreclosure. Sales of Eligible Loans by the Guarantor that are at least 90 days past due or subject to foreclosure are done on a voluntary basis and the Guarantor is under no obligation to continue such sales or notify investors of any discontinuance of such sales. The Bank is under no obligation to purchase such loans. As well, additional Eligible Loans may be added to the Covered Bond Portfolio to increase the value of Loans in the Covered Bond Portfolio. Typically, these periodic sales are immaterial to the Covered Bond Portfolio’s overall performance. Any addition to or subtraction of Loans from the Covered Bond Portfolio is reflected in the next monthly Investor Report and incorporated by reference herein.

On January 22, 2015, approximately $6.65 billion of additional Eligible Loans were added to the Covered Bond Portfolio. That addition of new Loans is reflected in the monthly Investor Reports beginning with the period ended January 29, 2015. The next pool audit required by the CMHC Guide is scheduled to be performed prior to July 1, 2015. No separate sample of Loan files for the additional Loans added to the Covered Bond Portfolio on January 22, 2015 has been conducted to date.

A third aspect of the review consisted of a review of the Rule 193 Information related to descriptions of the transaction documents in this prospectus supplement and the accompanying prospectus. For this part of the review, the Bank and its legal counsel reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents. The Bank and its legal counsel also reviewed the Rule 193 Information consisting of descriptions of legal and regulatory provisions that may materially affect the performance of the Loans or payments on the covered bonds.

In addition to the elements of the review of the Rule 193 Information that were specifically conducted for purposes of this transaction as described above, with respect to Rule 193 Information relating to credit approvals and exceptions to credit policies, the Bank has observed the regular, ongoing application of its internal control procedures. These include audits, quality assurance reviews and portfolio level analyses following origination to assess compliance with the Bank’s underwriting policies. These audits, quality assurance reviews and portfolio level analyses are reviewed by a policy review committee as well as group risk management and other partners on a regular basis.

All Rule 193 Information consisting of textual disclosures of factual information and not otherwise described above was reviewed and approved by the Bank.

S-16

After undertaking the elements of the review described above, the Bank has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

The review of disclosure relating to the description of the transaction documents and legal and regulatory matters and the reviews of statistical information and certain Loans characteristics were performed with the assistance of third parties engaged by the Bank. The Bank determined the nature, extent and timing of the review and the level of assistance provided by the third parties and by the Bank. The Bank has ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Bank attributes all findings and conclusions of the review to itself.

S-17

Annex A

Unless otherwise noted, the following tables set forth statistical information with respect to the Loans in the Portfolio as of the cut-off date for the periods indicated:

Overall Portfolio Statistics
Number of Loans in the Portfolio	96,580
• The Percentage of STEP Loans	86.40%
• The Percentage of Loans Other Than STEP Loans	13.60%
Cut-off Date Balance	$16,419,369,634
• The Percentage of STEP Loans	81.41%
• The Percentage of Loans Other Than STEP Loans	18.59%
Average Loan Size	$170,008
Number of Primary Borrowers	83,950
Number of Properties	85,592
Weighted Average Current Indexed LTV of Loans in the Portfolio (1)	54.40%
Weighted Average of Original LTV of Loans in the Portfolio (1)	65.74%
Weighted Average of Authorized LTV of Loans in the Portfolio (2)	81.07%
Weighted Average Seasoning of Loans in the Portfolio	28.75 months
Weighted Average Mortgage Rate of Loans in the Portfolio	3.06%
Weighted Average Original Term of Loans in the Portfolio	54.42 months
Weighted Average Remaining Term of Loans in the Portfolio	25.67 months
Weighted Average Maturity of Outstanding Covered Bonds	53.39 months

(1) With respect to STEP loans, the Current LTV and Original LTV do not include amounts drawn in respect of (i) Other STEP Products, or (ii) Additional STEP Loans which are not yet included in the cover pool, which in each case are secured by the same property.

(2) With respect to STEP loans, the Authorized LTV includes amounts drawn or available to be drawn in respect of Other STEP products and subsequent STEP Loans, which in each case are or will be secured by the same property.

S-18

Portfolio Delinquency Distribution (1)
Aging Summary	Number of Loans	Percentage	Principal Balance ($)	Percentage
Current and Less Than 30 Days Past Due	96,503	99.92%	16,404,049,086	99.91%
30 to 59 Days Past Due	63	0.07%	11,975,219	0.07%
60 to 89 Days Past Due	14	0.01%	3,345,329	0.02%
90 or More Days Past Due	-	0.00%	-	0.00%
Total	96,580	100.00%	16,419,369,634	100.00%

(1) The Bank currently reviews the Loans in its Covered Bond Portfolio, on a periodic basis, to ensure such Loans continue to be Eligible Loans. As a result of a review, a selection of Loans may be sold by the Guarantor to the Bank, including Loans that have ceased to be Eligible Loans or Loans that are at least 90 days past due or subject to foreclosure. Sales of Eligible Loans by the Guarantor that are at least 90 days past due or subject to foreclosure are done on a voluntary basis and the Guarantor is under no obligation to continue such sales or notify investors of any discontinuance of such sales. The Bank is under no obligation to purchase such loans. The sale of Loans by the Guarantor that were at least 90 days past due or subject to foreclosure reflected herein were immaterial to the Covered Bond Portfolio’s overall performance. Refer to Notes 13 and 14 of the Bank’s Form 40-F for the fiscal year ended October 31, 2014 for details on impaired loans and the Bank’s residential mortgage portfolio.

Portfolio Provincial Distribution
Province	Number of Loans	Percentage	Principal Balance ($)	Percentage
Alberta	10,288	10.65%	2,027,844,922	12.35%
British Columbia	12,444	12.88%	2,865,783,243	17.45%
Manitoba	2,412	2.50%	311,998,942	1.90%
New Brunswick	2,349	2.43%	216,330,263	1.32%
Newfoundland	2,227	2.31%	266,514,518	1.62%
Northwest Territories	20	0.02%	2,785,049	0.02%
Nova Scotia	3,601	3.73%	390,127,454	2.38%
Nunavut	-	0.00%	-	0.00%
Ontario	48,680	50.40%	8,393,983,652	51.12%
Prince Edward Island	585	0.61%	57,334,286	0.35%
Quebec	11,134	11.53%	1,416,069,950	8.62%
Saskatchewan	2,596	2.69%	421,563,845	2.57%
Yukon	244	0.25%	49,033,510	0.30%
Total	96,580	100.00%	16,419,369,634	100.00%

Portfolio Credit Bureau Score Distribution
Credit Bureau Score(1)	Number of Loans	Percentage	Principal Balance ($)	Percentage
Score Unavailable	1,545	1.60%	275,903,119	1.68%
599 and Below	1,709	1.77%	273,923,556	1.67%
600 – 650	3,087	3.20%	548,073,221	3.34%
651 – 700	6,981	7.23%	1,260,762,953	7.68%
701 – 750	12,152	12.58%	2,220,233,004	13.52%
751 – 800	16,609	17.20%	3,009,348,213	18.33%
801 and Above	54,497	56.43%	8,831,125,568	53.78%
Total	96,580	100.00%	16,419,369,634	100.00%

(1) As of July 2014, the Bank changed its credit scoring model from Trans-Risk to FICO®8 Score. As a result of the change, the credit bureau scores in this table are not comparable to previous periods.

Portfolio Rate Type Distribution
Rate Type	Number of Loans	Percentage	Principal Balance ($)	Percentage
Fixed	77,262	80.00%	13,079,938,906	79.66%
Variable	19,318	20.00%	3,339,430,728	20.34%
Total	96,580	100.00%	16,419,369,634	100.00%

Portfolio Mortgage Asset Type Distribution(1)
Mortgage Asset Type	Number of Loans	Percentage	Principal Balance ($)	Percentage
STEP	83,445	86.40%	13,367,524,538	81.41%
Non-STEP	13,135	13.60%	3,051,845,097	18.59%
Total	96,580	100.00%	16,419,369,634	100.00%

(1) All loans included in the STEP and Non-STEP programs are amortizing.

S-19

Portfolio Occupancy Type Distribution
Occupancy Type	Number of Loans	Percentage	Principal Balance ($)	Percentage
Not Owner Occupied	2,986	3.09%	554,394,504	3.38%
Owner Occupied	93,594	96.91%	15,864,975,130	96.62%
Total	96,580	100.00%	16,419,369,634	100.00%

Portfolio Mortgage Rate Distribution
Mortgage Rate (%)	Number of Loans	Percentage	Principal Balance ($)	Percentage
3.4999 and Below	75,833	78.52%	13,390,323,478	81.55%
3.5000 – 3.9999	15,146	15.68%	2,297,897,479	14.00%
4.0000 – 4.4999	3,992	4.13%	540,943,238	3.29%
4.5000 – 4.9999	1,051	1.09%	130,353,868	0.79%
5.0000 – 5.4999	409	0.42%	44,593,619	0.27%
5.5000 – 5.9999	99	0.10%	9,514,809	0.06%
6.0000 – 6.4999	42	0.04%	5,276,850	0.03%
6.5000 – 6.9999	4	0.00%	263,650	0.00%
7.0000 – 7.4999	2	0.00%	111,238	0.00%
7.5000 – 7.9999	2	0.00%	91,404	0.00%
8.0000 – 8.4999	-	0.00%	-	0.00%
8.5000 and Above	-	0.00%	-	0.00%
Total	96,580	100.00%	16,419,369,634	100.00%

Portfolio Current LTV Distribution(1) (indexed)
Current LTV (%)	Number of Loans	Percentage	Principal Balance ($)	Percentage
20.00 and Below	11,205	11.60%	620,468,574	3.78%
20.01-25.00	4,495	4.65%	443,694,219	2.70%
25.01-30.00	4,968	5.14%	583,483,431	3.55%
30.01-35.00	5,551	5.75%	755,029,607	4.60%
35.01-40.00	5,905	6.11%	902,615,834	5.50%
40.01-45.00	6,112	6.33%	989,337,341	6.03%
45.01-50.00	6,770	7.01%	1,249,220,423	7.61%
50.01-55.00	7,629	7.90%	1,539,926,936	9.38%
55.01-60.00	9,365	9.70%	1,985,168,758	12.09%
60.01-65.00	11,107	11.50%	2,495,930,936	15.20%
65.01-70.00	10,234	10.60%	2,255,795,506	13.74%
70.01-75.00	7,701	7.97%	1,582,769,596	9.64%
75.01-80.00	4,202	4.35%	792,310,786	4.83%
80.01 and Above	1,336	1.38%	223,617,688	1.36%
Total	96,580	100.00%	16,419,369,634	100.00%

(1) With respect to STEP loans, the Current LTV does not include amounts drawn in respect of (i) Other STEP Products, or (ii) Additional STEP Loans which are not yet included in the cover pool, which in each case are secured by the same property.

Portfolio Remaining Term Distribution
Remaining Term (months)	Number of Loans	Percentage	Principal Balance ($)	Percentage
Less than 12.00	12,145	12.58%	1,701,718,288	10.36%
12.00 – 23.99	31,302	32.41%	4,988,360,754	30.38%
24.00 – 35.99	44,698	46.28%	8,373,807,595	51.00%
36.00 – 41.99	1,350	1.40%	167,846,373	1.02%
42.00 – 47.99	1,467	1.52%	225,195,261	1.37%
48.00 – 53.99	1,210	1.25%	222,779,968	1.36%
54.00 – 59.99	2,693	2.79%	437,778,810	2.67%
60.00 – 65.99	853	0.88%	140,182,496	0.85%
66.00 – 71.99	134	0.14%	25,351,861	0.15%
72.00 and Above	728	0.75%	136,348,229	0.83%
Total	96,580	100.00%	16,419,369,634	100.00%
S-20

Portfolio Remaining Principal Balance Distribution
Remaining Principal Balance ($)	Number of Loans	Percentage	Principal Balance ($)	Percentage
99,999 and Below	34,195	35.41%	1,908,778,927	11.63%
100,000 – 149,999	18,395	19.05%	2,289,710,211	13.95%
150,000 – 199,999	14,507	15.02%	2,520,824,569	15.35%
200,000 – 249,999	10,120	10.48%	2,264,037,342	13.79%
250,000 – 299,999	6,966	7.21%	1,903,170,669	11.59%
300,000 – 349,999	4,252	4.40%	1,374,998,198	8.37%
350,000 – 399,999	2,744	2.84%	1,024,044,711	6.24%
400,000 – 449,999	1,581	1.64%	668,463,062	4.07%
450,000 – 499,999	1,188	1.23%	562,369,106	3.43%
500,000 – 549,999	695	0.72%	364,045,728	2.22%
550,000 – 599,999	478	0.49%	273,068,251	1.66%
600,000 – 649,999	315	0.33%	196,660,283	1.20%
650,000 – 699,999	231	0.24%	155,326,009	0.95%
700,000 – 749,999	155	0.16%	112,359,371	0.68%
750,000 – 799,999	131	0.14%	101,567,410	0.62%
800,000 – 849,999	105	0.11%	86,582,498	0.53%
850,000 – 899,999	103	0.11%	86,731,064	0.55%
900,000 – 949,999	69	0.07%	63,899,540	0.39%
950,000 – 999,999	54	0.06%	52,758,249	0.32%
1,000,000 or Greater	296	0.31%	406,974,437	2.48%
Total	96,580	100.00%	16,419,369,634	100.00%

Portfolio Property Type Distribution
Property Type	Number of Loans	Percentage	Principal Balance ($)	Percentage
Condo	10,485	10.86%	1,579,964,687	9.62%
Single Family	84,716	87.72%	14,589,330,631	88.85%
Multi Family	1,182	1.22%	218,258,811	1.33%
Other	197	0.20%	31,815,505	0.19%
Total	96,580	100.00%	16,419,369,634	100.00%

S-21

Portfolio Current LTV (indexed) and Delinquency Distribution by Province (1)
Province	Delinquency	Principal Balance ($) by Current LTV (%) (2)														Total	Percentage Total (3)
		20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.00	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
Alberta	All	67,725,865	51,301,831	67,783,445	95,711,031	109,885,731	116,205,265	157,789,228	188,325,616	239,844,538	344,420,293	303,938,409	196,088,899	70,102,329	18,722,443	2,027,844,922	12.35%
	Current and Less Than 30 Days Past Due	67,543,616	51,301,831	67,783,445	95,489,939	109,885,731	116,167,690	157,789,228	187,269,704	239,844,538	344,294,123	303,938,409	196,088,899	70,102,329	18,722,443	2,026,221,924	99.92%
	30 to 59 Days Past Due	182,248	-	-	221,091	-	37,576	-	171,345	-	126,170	-	-	-	-	738,431	0.04%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	884,567	-	-	-	-	-	-	884,567	0.04%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
British Columbia	All	136,796,220	100,926,230	124,164,415	149,930,429	185,419,904	195,353,103	247,972,382	289,082,983	334,056,717	435,514,999	461,549,068	144,167,502	57,783,767	3,065,524	2,865,783,243	17.45%
	Current and Less Than 30 Days Past Due	136,528,782	100,454,368	124,164,415	149,930,429	185,419,904	194,059,492	247,652,833	289,082,983	333,340,521	435,164,027	461,325,44	143,887,851	57,783,767	3,065,524	2,861,860,337	99.86%
	30 to 59 Days Past Due	267,438	87,535	-	-	-	1,293,611	236,326	-	490,904	350,972	223,626	-	-	-	2,950,413	0.10%
	60 to 89 Days Past Due	-	384,328	-	-	-	-	83,223	-	225,292	-	-	279,651	-	-	972,493	0.03%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Manitoba	All	5,661,316	5,489,654	7,592,933	8,720,051	11,429,361	14,381,839	18,768,326	23,170,543	30,008,587	35,679,418	50,987,232	62,857,320	32,500,110	4,752,252	311,998,942	1.90%
	Current and Less Than 30 Days Past Due	5,661,316	5,489,654	7,592,933	8,720,051	11,429,361	14,381,839	18,768,326	23,170,543	30,008,587	35,679,418	50,987,232	62,857,320	32,500,110	4,752,252	311,998,942	100.00%
	30 to 59 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
New Brunswick	All	3,553,553	3,641,398	3,783,163	4,901,316	7,992,299	7,111,667	9,625,403	9,962,801	12,091,001	16,402,095	19,368,287	27,928,284	45,377,078	44,591,918	216,330,263	1.32%
	Current and Less Than 30 Days Past Due	3,553,553	3,641,398	3,783,163	4,901,316	7,992,299	7,111,667	9,625,403	9,962,801	12,091,001	16,402,095	19,325,929	27,928,284	45,185,310	44,591,918	216,096,138	99.89%
	30 to 59 Days Past Due	-	-	-	-	-	-	-	-	-	-	42,358	-	-	-	42,358	0.02%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	191,768	-	191,768	0.09%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
S-22

Portfolio Current LTV (indexed) and Delinquency Distribution by Province (1)
Province	Delinquency	Principal Balance ($) by Current LTV (%) (2)														Total	Percentage Total (3)
		20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.00	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
Newfoundland	All	7,698,878	5,376,385	6,900,437	8,997,196	7,599,722	15,387,202	18,926,312	25,429,592	27,625,784	39,701,034	51,868,949	46,870,193	3,510,427	622,408	266,514,518	1.62%
	Current and Less Than 30 Days Past Due	7,698,878	5,376,385	6,900,437	8,997,196	7,599,722	15,387,202	18,926,312	25,429,592	27,625,784	39,701,034	51,750,579	46,870,193	3,510,427	622,408	266,396,148	99.96%
	30 to 59 Days Past Due	-	-	-	-	-	-	-	-	-	-	118,370	-	-	-	118,370	0.04%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Northwest Territories	All	170,206	84,505	-	98,047	367,872	390,868	-	237,664	113,471	-	329,395	-	283,438	709,583	2,785,049	0.02%
	Current and Less Than 30 Days Past Due	170,206	84,505	-	98,047	367,872	390,868	-	237,664	113,471	-	329,395	-	283,438	709,583	2,785,049	100.00%
	30 to 59 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Nova Scotia	All	9,858,786	8,962,320	9,165,999	11,228,128	16,718,902	16,968,028	21,685,128	25,932,941	30,560,469	35,901,980	50,483,661	63,753,323	72,335,871	16,571,919	390,127,454	2.38%
	Current and Less Than 30 Days Past Due	9,858,786	8,962,320	9,165,999	11,228,128	16,718,902	16,968,028	21,685,128	25,932,941	30,520,787	35,901,980	50,483,661	63,753,323	72,335,871	16,571,919	390,087,772	99.99%
	30 to 59 Days Past Due	-	-	-	-	-	-	-	-	39,682	-	-	-	-	-	39,682	0.01%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Nunavut	All	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	Current and Less Than 30 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	30 to 59 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
S-23

Portfolio Current LTV (indexed) and Delinquency Distribution by Province (1)
Province	Delinquency	Principal Balance ($) by Current LTV (%) (2)														Total	Percentage Total (3)
		20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.00	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
Ontario	All	328,236,891	226,657,048	310,375,149	393,417,364	465,560,195	519,285,983	655,311,439	839,053,410	1,147,647,914	1,379,525,271	1,058,146,514	747,325,690	259,952,014	63,488,770	8,393,983,652	51.12%
	Current and Less Than 30 Days Past Due	327,959,859	226,657,048	310,375,149	392,991,447	465,199,740	516,968,228	655,311,439	838,834,418	1,146,110,623	1,378,364,154	1,057,620,517	747,325,690	259,679,222	63,488,770	8,386,886,305	99.92%
	30 to 59 Days Past Due	239,519	-	-	286,609	360,455	2,317,755	-	218,991	1,537,291	578,164	375,638	-	272,792	-	6,187,214	0.07%
	60 to 89 Days Past Due	37,513	-	-	139,308	-	-	-	-	-	582,953	150,359	-	-	-	910,133	0.01%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Prince Edward Island	All	1,357,352	878,954	1,202,753	1,808,739	2,655,262	3,470,855	3,233,935	2,299,176	6,342,445	7,875,970	10,529,164	9,312,995	5,616,532	750,154	57,334,286	0.35%
	Current and Less Than 30 Days Past Due	1,357,352	878,954	1,202,753	1,808,739	2,655,262	3,470,855	3,233,935	2,299,176	6,342,445	7,800,633	10,529,164	9,312,995	5,616,532	750,154	57,258,949	99.87%
	30 to 59 Days Past Due	-	-	-	-	-	-	-	-	-	75,337	-	-	-	-	75,337	0.13%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Quebec	All	47,024,403	32,463,319	41,486,044	64,259,690	77,203,898	79,987,970	87,388,459	103,344,955	117,165,660	138,833,805	173,896,662	226,456,559	203,582,949	22,975,578	1,416,069,950	8.62%
	Current and Less Than 30 Days Past Due	46,902,470	32,412,317	41,399,896	64,259,690	77,127,252	79,835,987	87,264,896	103,191,191	117,165,660	138,746,502	173,578,790	226,116,203	203,035,456	22,975,578	1,414,011,890	99.85%
	30 to 59 Days Past Due	121,933	51,002	86,148	-	76,647	151,982	123,562	153,764	-	-	317,872	286,575	302,207	-	1,671,692	0.12%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	87,302	-	53,781	245,286	-	386,369	0.03%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Saskatchewan	All	12,210,782	7,625,878	10,631,569	15,186,417	17,389,430	19,856,466	27,615,456	32,056,355	38,250,040	59,646,210	72,165,485	55,334,742	37,093,636	16,501,378	421,563,845	2.57%
	Current and Less Than 30 Days Past Due	12,175,090	7,625,878	10,631,569	15,186,417	17,389,430	19,856,466	27,499,427	32,056,355	38,250,040	59,646,210	72,165,485	55,334,742	37,093,636	16,501,378	421,412,123	99.96%
	30 to 59 Days Past Due	35,692	-	-	-	-	-	116,029	-	-	-	-	-	-	-	151,721	0.04%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
S-24

Portfolio Current LTV (indexed) and Delinquency Distribution by Province (1)
Province	Delinquency	Principal Balance ($) by Current LTV (%) (2)														Total	Percentage Total (3)
		20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.00	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above
Yukon	All	174,325	286,697	397,522	771,199	393,257	938,094	904,356	1,030,901	1,462,133	2,429,861	2,532,681	2,674,091	4,172,635	30,865,760	49,033,510	0.30%
	Current and Less Than 30 Days Past Due	174,325	286,697	397,522	771,199	393,257	938,094	904,356	1,030,901	1,462,133	2,429,861	2,532,681	2,674,091	4,172,635	30,865,760	49,033,510	100.00%
	30 to 59 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	60 to 89 Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%
Total	All	620,468,574	443,694,219	583,483,431	755,029,607	902,615,834	989,337,341	1,249,220,423	1,539,926,936	1,985,168,758	2,495,930,936	2,255,795,506	1,582,769,596	792,310,786	223,617,688	16,419,369,634	100.00%
	Current and Less Than 30 Days Past Due	619,584,232	443,171,354	583,397,283	754,382,599	902,178,732	985,536,417	1,248,661,282	1,538,498,270	1,982,875,589	2,494,130,037	2,254,567,283	1,582,149,590	791,298,733	223,617,688	16,404,049,086	99.91%
	30 to 59 Days Past Due	846,830	138,537	86,148	507,700	437,102	3,800,924	475,918	544,100	2,067,877	1,130,643	1,077,864	286,575	574,999	-	11,975,219	0.07%
	60 to 89 Days Past Due	37,513	384,328	-	139,308	-	-	83,223	884,567	225,292	670,255	150,359	333,432	437,053	-	3,345,329	0.02%
	90 or More Days Past Due	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.00%

(1) The Bank currently reviews the Loans in its Covered Bond Portfolio, on a periodic basis, to ensure such Loans continue to be Eligible Loans. As a result of a review, a selection of Loans may be sold by the Guarantor to the Bank, including Loans that have ceased to be Eligible Loans or Loans that are at least 90 days past due or subject to foreclosure. Sales of Eligible Loans by the Guarantor that are at least 90 days past due or subject to foreclosure are done on a voluntary basis and the Guarantor is under no obligation to continue such sales or notify investors of any discontinuance of such sales. The Bank is under no obligation to purchase such loans. The sale of Loans by the Guarantor that were at least 90 days past due or subject to foreclosure reflected herein were immaterial to the Covered Bond Portfolio’s overall performance. Refer to Notes 13 and 14 of the Bank’s Form 40-F for the fiscal year ended October 31, 2014 for details on impaired loans and the Bank’s residential mortgage portfolio.

(2) With respect to STEP loans, the Current LTV does not include amounts drawn in respect of (i) Other STEP Products, or (ii) Additional STEP Loans which are not yet included in the cover pool, which in each case are secured by the same property.

(3) Percentage Total for “All” loans is calculated as a percentage of the total loans in the Portfolio while the Percentage Total for each other delinquency measure is calculated as a percentage of loans within the associated province.

S-25

Portfolio Current LTV Distribution (indexed) by Credit Bureau Score
Credit Bureau Score(2)	Principal Balance ($) by Current LTV (%) (1)															Percentage Total
	20.00 and Below	20.01-25.00	25.01-30.00	30.01-35.00	35.01-40.00	40.01-45.00	45.01-50.01	50.01-55.00	55.01-60.00	60.01-65.00	65.01-70.00	70.01-75.00	75.01-80.00	80.01 and Above	Total
Score Unavailable	8,079,363	4,297,139	8,939,065	16,603,365	13,976,339	20,664,301	19,222,279	27,086,965	38,115,875	42,027,350	34,916,527	22,401,032	16,775,989	2,797,531	275,903,119	1.68%
599 and Below	5,088,930	4,607,068	5,502,489	8,958,165	10,889,380	11,746,242	13,455,924	18,437,120	32,749,885	51,142,157	49,365,537	36,365,341	20,111,545	5,503,773	273,923,556	1.67%
600 – 650	8,141,681	7,495,818	12,130,422	18,651,269	16,642,001	21,396,423	33,960,404	43,165,999	60,333,952	97,407,152	103,510,376	73,499,085	41,022,477	10,716,162	548,073,221	3.34%
651 – 700	27,815,929	19,546,633	29,989,812	39,248,609	46,884,588	56,498,019	70,809,051	104,048,074	151,318,038	216,996,583	229,279,943	160,804,766	86,316,845	21,206,062	1,260,762,953	7.68%
701 – 750	56,400,649	46,547,437	60,485,362	80,176,003	100,513,699	112,988,134	137,705,972	190,468,394	282,450,447	378,951,393	340,923,248	254,361,087	139,900,036	38,361,145	2,220,233,004	13.52%
751 – 800	76,201,698	59,840,713	81,564,589	122,530,118	133,606,245	164,233,410	224,238,186	291,025,596	378,337,585	509,327,505	447,766,914	321,075,716	154,095,023	45,504,917	3,009,348,213	18.33%
801 and Above	438,740,323	301,359,412	384,871,691	468,862,079	580,103,581	601,810,812	749,828,607	865,694,789	1,041,862,977	1,200,078,796	1,050,032,961	714,262,569	334,088,872	99,528,098	8,831,125,568	53.78%
Total	620,468,574	443,694,219	583,483,431	755,029,607	902,615,834	989,337,341	1,249,220,423	1,539,926,936	1,985,168,758	2,495,930,936	2,255,795,506	1,582,769,596	792,310,786	223,617,688	16,419,369,634	100.00%

(1) With respect to STEP loans, the Current LTV does not include amounts drawn in respect of (i) Other STEP Products, or (ii) Additional STEP Loans which are not yet included in the cover pool, which in each case are secured by the same property.

(2) As of July 2014, the Bank changed its credit scoring model from Trans-Risk to FICO®8 Score. As a result of the change, the credit bureau scores in this table are not comparable to previous periods.

S-26

Overall Portfolio Performance

For collection purposes, a Loan is considered delinquent when a scheduled payment is 30 days or more past due. In the tables below, a Loan for which a scheduled payment is less than 30 days past due is categorized as “Current.” The Bank currently reviews the Loans in its Covered Bond Portfolio, on a periodic basis, to ensure such Loans continue to be Eligible Loans. As a result of a review, a selection of Loans may be sold by the Guarantor to the Bank, including Loans that have ceased to be Eligible Loans or Loans that are at least 90 days past due or subject to foreclosure. Sales of Eligible Loans by the Guarantor that are at least 90 days past due or subject to foreclosure are done on a voluntary basis and the Guarantor is under no obligation to continue such sales or notify investors of any discontinuance of such sales. The Bank is under no obligation to purchase such loans. The sale of Loans by the Guarantor that were at least 90 days past due or subject to foreclosure reflected herein were immaterial to the Covered Bond Portfolio’s overall performance. Refer to Notes 13 and 14 of the Bank’s Form 40-F for the fiscal year ended October 31, 2014 for details on impaired loans and the Bank’s residential mortgage portfolio.

Portfolio Performance – Overall
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	1,041,308,201	99.82%	4,213,790,112	99.91%	13,774,153,698	99.91%	15,636,495,985	99.87%	16,524,430,916	99.90%	16,553,225,349	99.93%
1-2 Months	≥30 and <60 Days	1,239,866	0.12%	2,864,054	0.07%	9,531,480	0.07%	15,946,812	0.10%	13,186,092	0.08%	10,001,572	0.06%
2-3 Months	≥60 and <90 Days	288,641	0.03%	224,459	0.01%	2,167,106	0.02%	3,826,864	0.02%	2,706,589	0.02%	1,619,213	0.01%
3-4 Months	≥90 and <120 Days	315,000	0.03%	148,303	0.00%	405,100	0.00%	307,872	0.00%	-	0.00%	388,220	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	82,377	0.00%	-	0.00%	87,318	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	444,207	0.01%	-	0.00%	64,023	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	212,723	0.01%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		1,043,151,708	100.00%	4,217,766,236	100.00%	13,786,257,384	100.00%	15,656,728,874	100.00%	16,540,323,596	100.00%	16,565,234,355	100.00%

Delinquency Status – Number of Loans in Arrears
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	6,116	99.79%	22,451	99.91%	68,865	99.93%	84,463	99.87%	95,733	99.91%	96,449	99.93%
1-2 Months	≥30 and <60 Days	11	0.18%	14	0.06%	38	0.06%	87	0.10%	73	0.08%	52	0.05%
2-3 Months	≥60 and <90 Days	1	0.02%	2	0.01%	8	0.01%	18	0.02%	16	0.02%	11	0.01%
3-4 Months	≥90 and <120 Days	1	0.02%	1	0.00%	2	0.00%	3	0.00%	-	0.00%	3	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	1	0.00%	-	0.00%	1	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	1	0.00%	-	0.00%	1	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	2	0.01%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		6,129	100.00%	22,472	100.00%	68,913	100.00%	84,573	100.00%	95,822	100.00%	96,515	100.00%

Loss Information
As at Date	31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13[1]		31-Dec-14		29-Jan-15
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-27

Annex B

HISTORICAL PORTFOLIO DATA

The cover pool was not established until July 30, 2013. Historical pool information regarding the performance of the Loans in the Portfolio is contained in this Annex. Historical pool information contained in this Annex that relates to the performance of the Loans for periods commencing prior to December 2008 does not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the covered bonds. Historical performance information about the Loans in the Portfolio for periods prior to December 2008 is not provided as such information is not available for such years and cannot be obtained without unreasonable effort and expense. Columns stating percentage amounts may not add to 100% due to rounding.

The following vintage tables present historical loan information about the Loans in the Portfolio as of January 29, 2015 in respect of arrears as at the dates specified in respect of Loans originated in specific years. As at January 29, 2015 there have been no losses in the Portfolio since the First Transfer Date. “Vintage 2008,” for example, indicates all Loans in the Portfolio originated in the calendar year 2008, including Loans refinanced solely with respect to rate or term in subsequent years. All of the Loans originated by the Bank are secured by a mortgage with first ranking priority on residential property in Canada. All such Loans are originated in accordance with the Bank's lending criteria at the time of offer of the Loan. There are no material differences between the lending and origination criteria used to originate the Loans and the Bank’s lending and origination criteria described in the accompanying prospectus. Notwithstanding any change to the lending criteria or other terms applicable to new Loans, new Loans and their related security may only be assigned to the Portfolio if those new Loans comply with the Seller's representations and warranties set out in the Mortgage Sale Agreement, including a representation that those new Loans were originated in accordance with the Seller's lending criteria applicable at the time of their origination. The Seller is obliged to repurchase Loans that are in breach of these representations and warranties. See “Summary of the Principal Documents—Mortgage Sale Agreement—Repurchase of Loans” in the accompanying prospectus.

Historical pool information on prepayments on the Loans is not being provided because prepayment and repayment rates should not affect the maturities of the covered bonds. The single pool of Loans held by the Guarantor supports an ongoing issuance of covered bonds by the Bank. As Loans repay or prepay, reducing the size of the Portfolio, the Seller is required to add Loans to the Portfolio in order to maintain compliance with the Asset Coverage Test. See “Summary of the Principal Documents—Guarantor Agreement—Asset Coverage Test” in the accompanying prospectus. Any new Loans may only be assigned to the Portfolio if those new Loans comply with the Seller's lending criteria, the material aspects of which are described under “Loan Origination and Lending Criteria” in the accompanying prospectus.

For collection purposes, a Loan is considered delinquent when a scheduled payment is 30 days or more past due. In the tables below, a Loan for which a scheduled payment is less than 30 days past due is categorized as “Current.” The Bank currently reviews the Loans in its Covered Bond Portfolio, on a periodic basis, to ensure such Loans continue to be Eligible Loans. As a result of a review, a selection of Loans may be sold by the Guarantor to the Bank, including Loans that have ceased to be Eligible Loans or Loans that are at least 90 days past due or subject to foreclosure. Sales of Eligible Loans by the Guarantor that are at least 90 days past due or subject to foreclosure are done on a voluntary basis and the Guarantor is under no obligation to

S-28

continue such sales or notify investors of any discontinuance of such sales. The Bank is under no obligation to purchase such loans. The sale of Loans by the Guarantor that were at least 90 days past due or subject to foreclosure reflected herein were immaterial to the Covered Bond Portfolio’s overall performance. Refer to Notes 13 and 14 of the Bank’s Form 40-F for the fiscal year ended October 31, 2014 for details on impaired loans and the Bank’s residential mortgage portfolio.

S-29

Pre-2008 Vintage

Portfolio Performance – Pre-2008 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	4,523,941	100.00%	4,206,434	100.00%	3,796,697	100.00%	3,420,317	100.00%	3,011,955	100.00%	2,983,426	100.00%
1-2 Months	≥30 and <60 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		4,523,941	100.00%	4,206,434	100.00%	3,796,697	100.00%	3,420,317	100.00%	3,011,955	100.00%	2,983,426	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	50	100.00%	50	100.00%	50	100.00%	50	100.00%	50	100.00%	50	100.00%
1-2 Months	≥30 and <60 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		50	100.00%	50	100.00%	50	100.00%	50	100.00%	50	100.00%	50	100.00%

Loss Information
As at Date	31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13[1]		31-Dec-14		29-Jan-15
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-30

2008 Vintage

Portfolio Performance – 2008 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	1,521,045	100.00%	1,427,837	100.00%	1,242,406	100.00%	1,121,757	100.00%	999,515	100.00%	989,816	100.00%
1-2 Months	≥30 and <60 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		1,521,045	100.00%	1,427,837	100.00%	1,242,406	100.00%	1,121,757	100.00%	999,515	100.00%	989,816	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	17	100.00%	17	100.00%	17	100.00%	17	100.00%	17	100.00%	17	100.00%
1-2 Months	≥30 and <60 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		17	100.00%	17	100.00%	17	100.00%	17	100.00%	17	100.00%	17	100.00%

Loss Information
As at Date	31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13[1]		31-Dec-14		29-Jan-15
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	–	–	–	–	–	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-31

2009 Vintage

Portfolio Performance – 2009 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	38,990,668	100.00%	36,891,162	100.00%	34,843,010	100.00%	32,252,152	100.00%	29,526,040	100.00%	29,299,990	100.00%
1-2 Months	≥30 and <60 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		38,990,668	100.00%	36,891,162	100.00%	34,843,010	100.00%	32,252,152	100.00%	29,526,040	100.00%	29,299,990	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	261	100.00%	261	100.00%	261	100.00%	261	100.00%	261	100.00%	261	100.00%
1-2 Months	≥30 and <60 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		261	100.00%	261	100.00%	261	100.00%	261	100.00%	261	100.00%	261	100.00%

Loss Information
As at Date	31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13[1]		31-Dec-14		29-Jan-15
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	–	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	–	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	–	–	0.00%	–	0.00%	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	–	–	0.00%	–	0.00%	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-32

2010 Vintage

Portfolio Performance – 2010 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	996,272,547	99.82%	941,685,754	99.84%	883,140,375	100.00%	819,592,189	99.90%	755,299,600	99.68%	752,375,286	99.90%
1-2 Months	≥30 and <60 Days	1,239,866	0.12%	737,567	0.08%	-	0.00%	672,969	0.08%	969,339	0.13%	520,386	0.07%
2-3 Months	≥60 and <90 Days	288,641	0.03%	-	0.00%	-	0.00%	-	0.00%	1,433,416	0.19%	219,758	0.03%
3-4 Months	≥90 and <120 Days	315,000	0.03%	-	0.00%	-	0.00%	47,542	0.01%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	82,377	0.01%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	444,207	0.05%	-	0.00%	64,023	0.01%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	212,723	0.02%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		998,116,054	100.00%	943,162,628	100.00%	883,140,375	100.00%	820,376,723	100.00%	757,702,356	100.00%	753,115,429	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	5,788	99.78%	5,793	99.86%	5,801	100.00%	5,793	99.86%	5,786	99.74%	5,794	99.88%
1-2 Months	≥30 and <60 Days	11	0.19%	4	0.07%	-	0.00%	6	0.10%	10	0.17%	6	0.10%
2-3 Months	≥60 and <90 Days	1	0.02%	-	0.00%	-	0.00%	-	0.00%	5	0.09%	1	0.02%
3-4 Months	≥90 and <120 Days	1	0.02%	-	0.00%	-	0.00%	1	0.02%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	1	0.02%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	1	0.02%	-	0.00%	1	0.02%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	2	0.03%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		5,801	100.00%	5,801	100.00%	5,801	100.00%	5,801	100.00%	5,801	100.00%	5,801	100.00%

Loss Information
As at Date	31-Dec-10		31-Dec-11		31-Dec-12		31-Dec-13[1]		31-Dec-14		29-Jan-15
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	–	–	–	–	0.00%	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	–	–	–	–	0.00%	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	–	–	–	–	0.00%	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	–	–	–	–	0.00%	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-33

2011 Vintage

Portfolio Performance – 2011 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	3,229,578,925	99.92%	3,067,733,387	99.96%	2,892,551,097	99.91%	2,707,018,495	99.84%	2,693,103,346	99.89%
1-2 Months	≥30 and <60 Days	2,126,487	0.07%	1,132,291	0.04%	1,256,544	0.04%	4,351,684	0.16%	2,807,568	0.10%
2-3 Months	≥60 and <90 Days	224,459	0.01%	-	0.00%	1,088,777	0.04%	16,284	0.00%	186,668	0.01%
3-4 Months	≥90 and <120 Days	148,303	0.00%	208,027	0.01%	175,097	0.01%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		3,232,078,174	100.00%	3,069,073,705	100.00%	2,895,071,515	100.00%	2,711,386,462	100.00%	2,696,097,582	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-11		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	16,330	99.92%	16,338	99.97%	16,325	99.89%	16,322	99.87%	16,329	99.91%
1-2 Months	≥30 and <60 Days	10	0.06%	4	0.02%	11	0.07%	20	0.12%	12	0.07%
2-3 Months	≥60 and <90 Days	2	0.01%	-	0.00%	6	0.04%	1	0.01%	2	0.01%
3-4 Months	≥90 and <120 Days	1	0.01%	1	0.01%	1	0.01%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		16,343	100.00%	16,343	100.00%	16,343	100.00%	16,343	100.00%	16,343	100.00%

Loss Information
As at Date	31-Dec-11		31-Dec-12		31-Dec-13[1]		31-Dec-14		29-Jan-15
		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	–	–	0.00%	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	–	–	0.00%	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	–	–	0.00%	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	–	–	0.00%	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.
S-34

2012 Vintage

Portfolio Performance – 2012 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%
Current	<30 Days	9,783,397,823	99.89%	9,293,709,277	99.84%	8,794,289,142	99.91%	8,754,510,232	99.91%
1-2 Months	≥30 and <60 Days	8,399,189	0.09%	12,203,401	0.13%	6,466,812	0.07%	6,162,747	0.07%
2-3 Months	≥60 and <90 Days	2,167,106	0.02%	2,582,417	0.03%	1,256,888	0.01%	1,158,852	0.01%
3-4 Months	≥90 and <120 Days	197,073	0.00%	85,233	0.00%	-	0.00%	388,220	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	87,318	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		9,794,161,191	100.00%	9,308,667,647	100.00%	8,802,012,843	100.00%	8,762,220,052	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-12		31-Dec-13		31-Dec-14		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%
Current	<30 Days	46,398	99.91%	46,370	99.85%	46,397	99.91%	46,400	99.91%
1-2 Months	≥30 and <60 Days	34	0.07%	58	0.12%	34	0.07%	32	0.07%
2-3 Months	≥60 and <90 Days	8	0.02%	11	0.02%	10	0.02%	6	0.01%
3-4 Months	≥90 and <120 Days	1	0.00%	1	0.00%	-	0.00%	3	0.01%
4-5 Months	≥120 and <150 Days	-	0.00%	1	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Total		46,441	100.00%	46,441	100.00%	46,441	100.00%	46,441	100.00%

Loss Information
As at Date	31-Dec-12		31-Dec-13[1]		31-Dec-14		29-Jan-15
		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	–	–	0.00%	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	–	–	0.00%	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	–	–	0.00%	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	–	–	0.00%	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.
S-35

2013 Vintage

Portfolio Performance – 2013 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-13		31-Dec-14		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%
Current	<30 Days	2,593,849,195	99.92%	2,445,692,835	99.99%	2,434,141,794	100.00%
1-2 Months	≥30 and <60 Days	1,813,898	0.07%	135,778	0.01%	-	0.00%
2-3 Months	≥60 and <90 Days	155,670	0.01%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%
Total		2,595,818,763	100.00%	2,445,828,613	100.00%	2,434,141,794	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-13		31-Dec-14		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%
Current	<30 Days	15,647	99.92%	15,658	99.99%	15,660	100.00%
1-2 Months	≥30 and <60 Days	12	0.08%	2	0.01%	-	0.00%
2-3 Months	≥60 and <90 Days	1	0.01%	-	0.00%	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%	-	0.00%
Total		15,660	100.00%	15,660	100.00%	15,660	100.00%

Loss Information
As at Date	31-Dec-13[1]		31-Dec-14		29-Jan-15
		%		%		%
Number of loans that have experienced a loss for the period / year ended	–	0.00%	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	0.00%	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	0.00%	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	0.00%	–	0.00%	–	0.00%
[1] The period ending December 31, 2013 began on the First Transfer Date.

S-36

2014 Vintage

Portfolio Performance – 2014 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Dec-14		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%
Current	<30 Days	1,788,593,334	99.93%	1,780,163,634	99.97%
1-2 Months	≥30 and <60 Days	1,262,478	0.07%	510,872	0.03%
2-3 Months	≥60 and <90 Days	-	0.00%	53,934	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%
Total		1,789,855,812	100.00%	1,780,728,440	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		31-Dec-14		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%
Current	<30 Days	11,242	99.94%	11,245	99.96%
1-2 Months	≥30 and <60 Days	7	0.06%	2	0.02%
2-3 Months	≥60 and <90 Days	-	0.00%	2	0.02%
3-4 Months	≥90 and <120 Days	-	0.00%	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%	-	0.00%
18 Months and more	≥540 Days	-	0.00%	-	0.00%
Total		11,249	100.00%	11,249	100.00%

Loss Information
As at Date	31-Dec-14		29-Jan-15
		%		%
Number of loans that have experienced a loss for the period / year ended	–	0.00%	–	0.00%
Net loss amount for the period / year ended ($)	–	0.00%	–	0.00%
Cumulative number of loans that have experienced a loss	–	0.00%	–	0.00%
Cumulative net loss amount ($)	–	0.00%	–	0.00%

S-37

2015 Vintage

Portfolio Performance – 2015 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		29-Jan-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%
Current	<30 Days	105,657,825	100.00%
1-2 Months	≥30 and <60 Days	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%
18 Months and more	≥540 Days	-	0.00%
Total		105,657,825	100.00%

Delinquency Status – Total Number of Loans in Arrears
As at Date		29-Jan-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%
Current	<30 Days	693	100.00%
1-2 Months	≥30 and <60 Days	-	0.00%
2-3 Months	≥60 and <90 Days	-	0.00%
3-4 Months	≥90 and <120 Days	-	0.00%
4-5 Months	≥120 and <150 Days	-	0.00%
5-6 Months	≥150 and <180 Days	-	0.00%
6-7 Months	≥180 and <210 Days	-	0.00%
7-8 Months	≥210 and <240 Days	-	0.00%
8-9 Months	≥240 and <270 Days	-	0.00%
9-10 Months	≥270 and <300 Days	-	0.00%
10-11 Months	≥300 and <330 Days	-	0.00%
11-12 Months	≥330 and <360 Days	-	0.00%
12-13 Months	≥360 and <390 Days	-	0.00%
13-14 Months	≥390 and <420 Days	-	0.00%
14-15 Months	≥420 and <450 Days	-	0.00%
15-16 Months	≥450 and <480 Days	-	0.00%
16-17 Months	≥480 and <510 Days	-	0.00%
17-18 Months	≥510 and <540 Days	-	0.00%
18 Months and more	≥540 Days	-	0.00%
Total		693	100.00%

Loss Information
As at Date	29-Jan-15
		%
Number of loans that have experienced a loss for the period / year ended	–	0.00%
Net loss amount for the period / year ended ($)	–	0.00%
Cumulative number of loans that have experienced a loss	–	0.00%
Cumulative net loss amount ($)	–	0.00%

S-38

U.S.$1,100,000,000 1.850% Covered Bonds Due April 14, 2020

unconditionally and irrevocably guaranteed as to payments by

Scotiabank Covered Bond Guarantor Limited Partnership

The Bank of Nova Scotia

Covered Bonds

PROSPECTUS SUPPLEMENT

Program Arrangers
Barclays	Scotiabank
Joint Lead Managers
Citigroup	Scotiabank	Barclays	BofA Merrill Lynch	UBS Investment Bank
Co-Managers

HSBC	Morgan Stanley	Deutsche Bank Securities	Goldman, Sachs & Co.	J.P. Morgan	Credit Suisse	Wells Fargo Securities

April 7, 2015